Exhibit 99.1

Media Contact:	Mike Osborne
Sparton Corporation
Email: ir@sparton.com
Office: (847) 762-5800

Analyst Contact:	Don Pearson
Sparton Corporation
Email: ir@sparton.com
Office: (847) 762-5800

Investor Contact:	John Nesbett/Jennifer Belodeau
Institutional Marketing Services (IMS)
Email: jnesbett@institutionalms.com
Office: (203) 972-9200

FOR IMMEDIATE RELEASE

Sparton Acquires Hunter Technology Corporation

•	Acquisition Expected to Provide $80.5 Million in Annual Revenue

•	Expands Footprint into Northern California Corridor

•	Investor Conference Call on Wednesday, April 15 at 9:00 a.m. EDT to Discuss Transaction

SCHAUMBURG, Ill. – April 14, 2015 – Sparton Corporation (NYSE: SPA) announced that its wholly owned subsidiary, Sparton Hunter Corporation, completed a merger with Hunter Technology Corporation in a $55 million all-cash transaction. The merger is subject to certain and conditional post-closing adjustments.

Hunter Technology, with operations located in Milpitas, CA (San Jose) and Lawrenceville, GA (Atlanta), was founded in 1968 and was one of the first electronic contract manufacturing providers specializing in military and aerospace applications. Today, Hunter is one of the only suppliers in the Silicon Valley region providing engineering design, new product introduction (NPI) and full-rate production manufacturing solutions working with major defense and aerospace companies, test and measurement suppliers, secure networking solution providers, medical device manufacturers, and a wide variety of industrial customers.

“The addition of Hunter Technology meets the criteria of our growth strategy by providing further expansion regionally into Northern California, diversifying our customer base through both existing programs and a strong business development pipeline, increasing our engineering service capabilities and NPI offerings, and continuing to increase the number of complex sub-assembly and full device programs within Sparton. Additionally, they bring solid, long-term customer relationships that we believe will utilize Sparton’s expanded list of service offerings such as our low cost country footprint in Viet Nam and full complement of engineering design capabilities,” commented Cary Wood, President & CEO of Sparton Corporation.

“We are looking forward to combining forces with Sparton and taking the next step in the evolution of Hunter Technology,” commented Joe O’Neil, President of Hunter Technology. “We believe our growth will be accelerated with the additional support, enhanced capabilities, and global reach Sparton has to offer to our existing and future customers while providing Sparton with a regional presence of design and manufacturing services focused on integrated system functionality for critical, high-reliability applications in similar end markets.”

Mr. Wood added, “Hunter Technology marks the fourteenth acquisition related to our 2010 Strategic Growth Plan, and the stated aspiration to be at a $500 million revenue run rate with double digit EBITDA margins by the end of fiscal 2015. As previously discussed, we anticipate finishing the year strong in our base business. The addition of Hunter Technology’s $80.5 million of revenue, coupled with the full year impact of the other acquisitions made this year, will put us close to reaching the $500 million milestone. Furthermore, the addition of Hunter Technology to our business should enhance our overall margin profile given their historical EBITDA margin of 11.3%. Their current ramping of new business as well as a solid new business development pipeline has us optimistic about the first year’s potential revenue upside. To that end, we have entered into an earn out payment to the seller of up to $13 million, which will be based on the revenue achieved, exceeding a base value of $82 million, during the 12 months following the closing. The earn out will be paid on a linear scale up to a $120 million revenue cap. Given its size and the limited acquisition costs to be incurred, we expect the addition of Hunter Technologies to our business to be accretive to earnings by the end of the current quarter once integration activities are complete.”

Additionally, Sparton has entered into a Second Amendment dated as of April 13, 2015 (“Amendment”) to its Amended and Restated Credit and Guaranty Agreement and Security Agreement (“Credit Agreement”) with BMO Harris Bank N.A., Bank of America, N.A., U.S. Bank National Association, SunTrust Bank, Fifth Third Bank, Associated Bank, N.A., Keybank National Association, and Wintrust Bank. BMO Harris Bank acted as the lead agent for the lenders in a syndication arranged by BMO Capital Markets.

The Amendment augments the Company’s Credit Agreement by increasing the revolving line of credit facility by $75 million, to $275 million and adding a $50 million multicurrency sublimit to support the Company’s future acquisitions, working capital needs and other general corporate purposes. The Company has the right to request an increase of the facility in an amount of up to $100 million. It is secured by substantially all assets of the Company and its subsidiaries and expires on September 11, 2019.

“We are pleased to have BMO Harris Bank and the associated syndication as our banking partners to support our operating needs and inorganic growth ambitions. In a continued sign of support for Sparton’s strategic initiatives and direction, each of the banks in the syndicate increased its commitment to the credit facility. The $275 million in credit facilities, coupled with its flexible accordion feature of an additional $100 million, adds to our already strong liquidity position. With access to these funds in place, we will continue to execute on complementary and compatible acquisitions as a key part of our strategic growth plan,” concluded Mr. Wood.

Lincoln International represented Hunter Technology in this transaction.

Conference Call Information

Sparton will host a conference call with investors and analysts on April 15 2015 at 9:00 a.m. EDT/8:00 a.m. CDT to discuss this transaction and respond to investor questions. To participate, callers should dial (877) 256-8290. Participants should dial in at least 10 minutes prior to the start of the call. A web presentation link is also available for the conference call. To access the web presentation click http://tinyurl.com/kzfeo9a (no entry code) or www.webex.com, click join and enter meeting number 194 377 800.

Investors and financial analysts are invited to ask questions after the presentation is made. The presentation and a replay of the call will be available on Sparton’s Web site: http://www.sparton.com in the “Investor Relations” section for up to two years after the conference call.

About Sparton Corporation

Sparton Corporation (NYSE:SPA), now in its 115th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, field service, and refurbishment. The primary markets served are Medical & Biotechnology, Military & Aerospace, and Industrial & Commercial. Headquartered in Schaumburg, IL, Sparton currently has nine manufacturing locations and four engineering design centers worldwide. Sparton’s Web site may be accessed at www.sparton.com.

About BMO Harris Bank

Based in Chicago, BMO Harris Bank N.A. provides a broad range of personal banking products and solutions through over 600 branches and approximately 1,300 ATMs in Illinois, Wisconsin, Indiana, Kansas, Missouri, Minnesota, Arizona and Florida. BMO Harris Bank’s commercial banking team provides a combination of sector expertise, local knowledge and mid-market focus throughout the U.S. Deposit and loan products and services provided by BMO Harris Bank N.A. Member FDIC. BMO Harris Bank is a

trade name used by BMO Harris Bank N.A. BMO Harris Bank is part of BMO Financial Group, a North American financial organization with 1,600 branches, and a retail deposit base of approximately $180 billion.

About Lincoln International

Lincoln International specializes in merger and acquisition advisory services, debt advisory services, private capital raising and restructuring advice on mid-market transactions. Lincoln International also provides fairness opinions, valuations and pension advisory services on a wide range of transaction sizes. With thirteen offices in the Americas, Asia and Europe, Lincoln International has strong local knowledge and contacts in key global economies. The firm provides clients with senior-level attention, in-depth industry expertise and integrated resources. By being focused and independent, Lincoln International serves its clients without conflicts of interest. More information about Lincoln International can be obtained at www.lincolninternational.com.

Safe Harbor and Fair Disclosure Statement

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in Sparton’s filings with the Securities and Exchange Commission (SEC). The matters discussed in this press release may also involve risks and uncertainties concerning Sparton’s services described in Sparton’s filings with the SEC. In particular, see the risk factors described in Sparton’s most recent Form 10K and Form 10Q. Sparton assumes no obligation to update the forward-looking information contained in this press release.

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